UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

SERITAGE GROWTH PROPERTIES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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489 Fifth Avenue, 18th Floor
New York, NY 10017
(212) 355-7800

March 15, 2017

Dear Shareholder:

The trustees and officers of Seritage Growth Properties (the “Company” or “Seritage”) are pleased to invite you to attend the 2017 annual meeting of the Company’s shareholders on April 25, 2017 at 10:00 a.m. (Eastern Time) at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, NY, 10152.

The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail, the Internet or by touch-tone telephone by 11:59 p.m., Eastern Time, on April 24, 2017 in order for them to be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via the Internet and to choose to view future mailings electronically rather than receiving them on paper. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.

Whether or not you plan to attend the meeting in person, please read the Proxy Statement and vote your shares.

Sincerely,

Edward S. Lampert
Chairman of the Board of Trustees
Seritage Growth Properties
489 Fifth Avenue 18th Floor
New York, NY 10017

SERITAGE GROWTH PROPERTIES

489 Fifth Avenue, 18th Floor

New York, NY 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2017

10:00 a.m. Eastern Time

at 375 Park Avenue, New York, NY, 10152

We invite you to attend the 2017 annual meeting of shareholders of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1.           The election of Kenneth T. Lombard and Benjamin Schall as Class II trustees, each to serve until the 2020 annual meeting of shareholders and until his successor is duly elected and qualified;

2.           The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017;

3.           An advisory, non-binding, resolution to approve the Company’s executive compensation program for our named executive officers;

4.           The determination, on an advisory basis, of the frequency in which shareholders will participate in any advisory vote on executive compensation; and

5.           Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, this annual meeting is March 10, 2017. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

For more information, please read the accompanying Proxy Statement.

It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the record date may vote their shares in person at the annual meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by submitting your enclosed proxy card. Specific instructions for authorizing a proxy to vote your shares by telephone or through the Internet are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials you received in the mail.

If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote. If your shares are registered in the name of a broker or other nominee, you will receive instructions from your broker or other nominee describing how to vote your shares.

Sincerely,

Matthew Fernand
General Counsel,
Executive Vice President and Secretary

March 15, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2017.

The Company’s Proxy Statement for the 2017 annual meeting of shareholders and the 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.edocumentview.com/srg.

QUESTIONS AND ANSWERS

What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2017 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”) include the Notice of Annual Meeting, this Proxy Statement, our 2016 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on March 10, 2017.

A proxy statement is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares. That other person is called a proxy.

We have designated two of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet or by signing and returning the proxy card, you appoint Brian Dickman and Matthew Fernand as your representatives at the Annual Meeting (the “proxies”), with full power of substitution. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, or if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by Internet, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on March 15, 2017.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Annual Meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders are asked to consider and vote upon:

•	the election of Kenneth T. Lombard and Benjamin Schall as Class II trustees, each to serve until the 2020 annual meeting of shareholders and until his successor is duly elected and qualifies;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017;

•	an advisory, non-binding, resolution to approve the Company’s executive compensation program for our named executive officers;

•	the determination, on an advisory basis, of the frequency in which shareholders will participate in any advisory vote on executive compensation; and

•	any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of the Board’s nominees for Class II trustees;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017;

•	FOR, on an advisory basis, the approval of the executive compensation program for our named executive officers; and

•	FOR A ONE YEAR, on an advisory basis, frequency of any advisory votes on the Corporation’s executive compensation.

Who is entitled to vote?

Only holders of our Class A common shares of beneficial interest (“Class A Shares”) and Class B common shares of beneficial interest (“Class B Shares”) at the close of business on March 10, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote. There were 28,093,772 Class A Shares and 1,439,967 Class B Shares outstanding on the Record Date.

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How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I vote by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet following the instructions in the Notice. If you are a street-name shareholder, your broker or other nominee has provided information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

Can I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 489 Fifth Avenue, 18th Floor, New York, NY 10017, Attn: Corporate Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

Can I revoke a proxy?

Yes, registered shareholders may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders may not revoke their proxies in person at the Annual Meeting because the actual registered shareholders, the brokers or other nominees, will not be present. Street-name shareholders wishing to revoke their proxy after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

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What does it mean if I receive more than one Notice, proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 211 Quality Circle, Suite 210, College Station, TX 77845 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

How many votes are needed to approve each of the proposals?

Item 1: At least seventy-five percent of all the votes entitled to be cast at a meeting of shareholders at which a quorum is present shall be required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies.

Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting.

Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting.

Item 4: Shareholders may vote in favor of holding the vote on the Company’s named executive officer compensation every year, every two years or every three years, and they may also choose to abstain. The choice among every one, two or three years which receives a majority of all of the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the preferred choice of the shareholders.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but fails to vote. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the shareholder is present in person or represented by proxy. An abstention with respect to the election of a trustee will have the same effect as a vote against that trustee. An abstention with respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on the Company’s executive compensation and the vote on the frequency of

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advisory votes on the Company’s executive compensation will not have an effect on the outcomes of those proposals.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name and submit a properly executed proxy, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Brokers are not entitled to vote on (i): the election of trustees (Item 1), (ii) the advisory vote on the Company’s executive compensation (Item 3) or (iii) the vote on the frequency of advisory votes on the Company’s executive compensation (Item 4) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote will have the same effect as a vote against a trustee (Item 1). However, because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the proposal to ratify the appoint of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2), the advisory vote on the Company’s executive compensation (Item 3) or the vote on the frequency of advisory votes on the Company’s executive compensation (Item 4).

Who may attend the Annual Meeting?

Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting. Seating and registration will begin at 9:30 a.m.

An admission ticket (or other proof of share ownership) and some form of government- issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only shareholders who own Seritage shares as of the close of business on March 10, 2017 or their duly authorized proxies will be entitled to attend the Annual Meeting. An admission ticket will serve as verification of your ownership. If you are a registered shareholder, your admission ticket is included in the Notice. Each shareholder may be asked to present valid picture identification (for example, a driver’s license or passport). If you are a street-name shareholder, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Seritage shares as of the Record Date. If you are a street-name shareholder and wish to vote at the Annual Meeting you will need to obtain a “legal proxy” from your bank or broker, which may take several days. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Can I access future annual meeting materials through the Internet?

Yes. Registered shareholders can sign up for electronic delivery at www.envisionreports.com/srg. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2017 Annual Report on Form 10-K and the Proxy Statement for our 2018 annual meeting. Street-name shareholders may also have the opportunity

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to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.

How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Georgeson LLC (“Georgeson”) to distribute and solicit proxies on our behalf and will pay Georgeson a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 489 Fifth Avenue 18th Floor, New York, NY 10017. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 489 Fifth Avenue 18th Floor, New York, NY 10017. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street-name, please contact your bank, broker or other holder of record to request information about householding.

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CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation an Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent trustees;

•	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;

•	The Board and its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance; and

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively.

Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable NYSE listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

David S. Fawer

Kenneth T. Lombard

John T. McClain

Thomas M. Steinberg

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The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined that John T. McClain, the chair of the Audit Committee, David S. Fawer and Kenneth T. Lombard are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

Risk Management

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee and the Compensation Committee below and in the charters of the Audit Committee and the Compensation Committee. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the

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Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board.

While the Company does not have a formal diversity policy, the Board considers diversity in identifying trustee nominees. The Board and the Nominating and Governance Committee believe that it is important that our trustees represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks trustee candidates with a broad diversity of professions, skills and backgrounds. This process is designed so that the Board includes members with diverse backgrounds that represents appropriate financial and other expertise relevant to our business.

The Board held four regular meetings and three special meetings during fiscal year 2016. All of the trustees who served on the Board during 2016 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during their respective tenure. In addition to the foregoing, during fiscal year 2016, the trustees from time to time held additional meetings and conference calls (with Mr. Lampert recusing himself) to discuss Company business relating to Sears and/or ESL Investments (including, for example, the settlement of the Sears derivative litigation and the entry into the credit facility with ESL Investments).

Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2016.

	Audit	Compensation	Nominating and Corporate Governance	Investment
D. Fawer	X		X*
E. Lampert[1]				X
J. McClain	X*	X
K. Lombard	X	X*
T. Steinberg			X	X*
2016 Meetings	7	2	2	2
*	Committee chair
[1]	Mr. Lampert resigned as a member of the Compensation Committee on July 4, 2016.

Each committee operates under a written charter. The principal functions of each Committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors” – Governance Documents heading or by writing to our Corporate Secretary at our principal executive office):

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Audit Committee

•	Responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report;

•	Hires, subject to shareholder ratification, the independent registered public accounting firm to perform the annual audit;

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviews financial reports, internal controls and risk exposures;

•	Reviews and approves all related party transactions, as defined by applicable NYSE rules.

•	Reviews management’s plan for establishing and maintaining internal controls;

•	Reviews the scope of work performed by the internal audit staff;

•	Discusses with the Company’s General Counsel matters that involve our compliance and ethics policies; and

•	Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers;

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and

•	Prepares the Compensation Committee Report required by SEC rules to be included in our annual Proxy Statement.

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Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance;

•	Recommends to the full Board the nominees for trustees;

•	Reviews and recommends to the Board the composition and committee chairperson;

•	Reviews recommended compensation arrangements for the Board; and

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

•	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;

•	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;

•	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and

•	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for their approval.

Compensation Committee Interlocks and Insider Participation

Edward S. Lampert (until July 4, 2016), Kenneth T. Lombard and John T. McClain served as members of our Compensation Committee during fiscal year 2016. No current member of the Compensation Committee is a current or former executive officer or employee of the Company (nor was any member of the Compensation Committee a current or former executive officer or employee of the Company while serving in such role), and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Company’s Compensation Committee during fiscal year 2016. See “Certain Relationships and Transactions” for discussion of any related party transactions related to Mr. Lampert.

Communications with the Board of Trustees

You may contact any non-employee trustee, or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth

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Properties Board of Trustees — c/o Corporate Secretary, Seritage Growth Properties, 489 Fifth Avenue 18th Floor, New York, NY 10017. Communications are distributed to the Board, a committee of the Board, or any Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, resumes and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, the Board believes that it is in the best interest of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be made based on the Company’s best interests in light of the circumstances at the time. Taking these considerations into account, the Board has concluded that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareholders and the Company at this time. Currently, Mr. Lampert is the Chairman of the Board and Mr. Schall is the Chief Executive Officer of the Company. The Board believes it is important to maintain flexibility as to the Board’s leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence, economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. While the Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2016.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our shareholders. The Committee believes that it is important to align the interests of trustees with those of our shareholders, and therefore expects that each non-employee trustee acquire, by the third anniversary of his or her election, a number of Seritage Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should

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have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions With Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationship with Sears Holdings

On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively own 28 properties, ground lease one property and lease two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A common shares were listed on the New York Stock Exchange on July 6, 2015.

On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations. The Company’s only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

Since the Transaction, the Company has operated as an independent public company. However, one of our trustees, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own significant portions of both Sears Holdings’ outstanding common stock and equity in Seritage Growth Properties, L.P., a Delaware limited partnership (“Operating Partnership”). Seritage is the sole general partner of Operating Partnership. In addition, Sears Holdings is our largest tenant. Accordingly, Sears Holdings is considered a related party.

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In connection with the Transaction, we entered into certain agreements with Sears Holdings or its subsidiaries to effect the Transaction and to provide a framework for our relationship with Sears Holdings after the separation. The following is a summary of the terms of the material agreements that we have entered into with Sears Holdings or its subsidiaries. The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

The Master Lease

On July 7, 2015, subsidiaries of Seritage and subsidiaries of Sears Holdings entered into a master lease (the “Master Lease”). The Master Lease generally is a triple net lease with respect to all space which is leased thereunder to Sears Holdings, subject to proportional sharing by Sears Holdings for repair and maintenance charges, real property taxes, insurance and other costs and expenses which are common to both the space leased by Sears Holdings and other space occupied by unrelated third-party tenants in the same or other buildings pursuant to third-party leases, space which is recaptured pursuant to the Company recapture rights under the Master Lease and all other space which is constructed on the properties. Under the Master Lease, Sears Holdings and/or one or more of its subsidiaries will be required to make all expenditures reasonably necessary to maintain the premises in good appearance, repair and condition for as long as they lease the space.

The Master Lease has an initial term of 10 years and contains three options for five-year renewals of the term and a final option for a four-year renewal. As of December 31, 2016, the annual base rent paid directly by Sears Holdings and its subsidiaries under the Master Lease was approximately $134.0 million. Revenues from the Master Lease for the year ended December 31, 2016 was approximately $189.1 million.

The Master Lease contains certain provisions that are designed to optimize the utilization of its subject properties and provide a certain degree of flexibility to the parties over the lifetime of the Master Lease, including providing the Company with the right to recapture and re-lease specified space governed by the Master Lease. As of December 31, 2016, the Company had exercised its recapture rights with respect to 27 properties.

The Master Lease also provides for certain rights of Sears Holdings to terminate the Master Lease with respect to properties that cease to be profitable for operation by Sears Holdings, subject to limitations as set forth in the Master Lease. During the year ended December 31, 2016, Sears Holdings provided notice that it intended to exercise its right to terminate the Master Lease with respect to 17 stores totaling 1.7 million square feet of gross leasable area. The aggregate annual base rent at these stores was approximately $6.0 million. Sears Holdings continued to pay Seritage rent until it vacated the stores in January 2017 and also paid Seritage a termination fee of approximately $10.0 million, an amount equal to one year of aggregate annual base rent plus one year of estimated real estate taxes and operating expenses.

Subscription, Distribution and Purchase and Sale Agreement

Through the Subscription, Distribution and Purchase and Sale Agreement, Sears Holdings subscribed for rights to acquire Seritage Class A common shares and distributed such

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subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to Operating Partnership for an aggregate purchase price of approximately $2,677.3 million. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

Transition Services Agreement

On July 7, 2015, the Operating Partnership and Sears Holdings Management Corporation (“SHMC”), a wholly owned subsidiary of Sears Holdings, entered into a transition services agreement (the “Transition Services Agreement”, or “TSA”). Pursuant to the TSA, SHMC was to provide certain limited services to the Operating Partnership during the period from the closing of the Transaction through the 18-month anniversary of the closing. On January 7, 2017, the TSA expired by its terms.

During the year ended December 31, 2016, the services provided by SHMC were limited to specific accounting and tax services, substantially all of which were in support of the Company’s 2015 year-end activities. Fees incurred for these services were approximately $0.1 million.

ESL Exchange Agreement

Seritage, Operating Partnership and ESL Investments, Inc. and its affiliates, including Edward S. Lampert (collectively, “ESL”) entered into an exchange agreement (the “ESL Exchange Agreement”) pursuant to which ESL exchanged subscription rights that, if exercised, would have resulted in ESL receiving in excess of 3.1% of the Seritage common shares, together with an amount of cash equal to the aggregate amount ESL would have paid had it exercised such subscription rights in the rights offering plus the value of the Seritage non-economic shares, for Seritage non-economic shares having 5.4% of the voting power of Seritage but not entitled to dividends or distributions and Operating Partnership units. ESL, which holds all of the Seritage non-economic shares, has agreed with us that upon any sale or other transfer to a non-affiliate of any of its Operating Partnership units, it will surrender to Seritage a pro rata portion of the Seritage non-economic shares that it holds prior to the sale or other transfer, whereupon the surrendered Seritage non-economic shares will be cancelled and the aggregate voting power of ESL in Seritage will be proportionately reduced.

Partnership Agreement of Operating Partnership

The partnership agreement of Operating Partnership provides holders of Operating Partnership units (other than Seritage and entities controlled by it) approval rights over certain change of control transactions involving Seritage or Operating Partnership, sales of all or substantially all of the assets of Operating Partnership and waivers to the excess share provisions in the declaration of trust of Seritage until after the first six continuous months in which ESL holds less than 40% of the economic interests of Seritage and Operating Partnership on a consolidated basis. In addition, the partnership agreement provides such holders (other than

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Seritage and entities controlled by it) approval rights over certain modifications to the partnership agreement, withdrawal or succession of Seritage as general partner of Operating Partnership, tax elections and certain other matters at all times. In addition, ESL has the right to acquire additional Operating Partnership units to allow it to maintain its relative ownership interest in Operating Partnership if Operating Partnership issues additional units to Seritage.

In addition, the partnership agreement of Operating Partnership provides holders of Operating Partnership units (other than Seritage and entities controlled by it) the right to cause Operating Partnership to redeem each of their Operating Partnership units in exchange for cash or, at the election of Seritage, common shares of Seritage on a one-for-one basis. The partnership agreement of Operating Partnership also permits ESL to transfer its Operating Partnership units to one or more underwriters to be exchanged for Seritage common shares in connection with certain dispositions in order to achieve the same effect as would occur if ESL were to exchange its Operating Partnership units for Seritage common shares, which may be limited under the ownership restrictions set forth in the Seritage declaration of trust, and then dispose of those shares in an underwritten offering. As of December 31, 2016, the Company held a 56.7% interest in the Operating Partnership and ESL held a 43.3% interest. The portions of consolidated entities not owned by the Company are presented as non-controlling interest as of and during the period presented.

Subsequent to December 31, 2016, 2,267,821 Operating Partnership units were converted to Class A shares resulting in the Company holding a 60.6% interest in the Operating Partnership and ESL holding a 39.4% interest.

Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”). The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. Pursuant to the Registration Rights Agreement and the partnership agreement of Operating Partnership, if ESL proposes to engage in an offering, it may transfer Operating Partnership units to an underwriter to be exchanged for Seritage common shares before they are sold in the offering. We are also required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

ESL owns approximately 3.8% of the outstanding Class A common shares, as well as Class B non-economic common shares having, in the aggregate, 4.7% of the voting power of the Company.

Unsecured Term Loan Facility with ESL

On February 23, 2017 (the “Closing Date”), the Operating Partnership, as borrower, and the Company, as guarantor, entered into a $200 million senior unsecured delayed draw term loan

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facility (the “Facility”) with JPP, LLC (“JPP”) and JPP II, LLC, as lenders (collectively, the “Initial Lenders”), and JPP, as administrative agent (the “Administrative Agent”). Mr. Edward S. Lampert, the Company’s Chairman, is the sole stockholder, chief executive officer and director of ESL, which controls JPP and JPP II, LLC. As discussed above, ESL held a 43.3% interest in the Operating Partnership as of December 31, 2016. The Company expects to use the proceeds of the Facility, among other things, to fund redevelopment projects and for other general corporate purposes. Loans under the Facility are guaranteed by the Company.

Loans under the Facility (which was undrawn on the Closing Date) may be requested by the Operating Partnership at any time from the Closing Date until thirty days prior to the stated maturity date, upon five business days prior notice to the Administrative Agent. The total commitments of the lenders under the Facility are $200 million, provided that the maximum draw amount under the Facility through April 30, 2017 is $100 million, which amount increases to $150 million on May 1, 2017 and $200 million on September 1, 2017, in each instance so long as no cash flow sweep period (as defined in our existing mortgage loan facility on file with the Securities Exchange Commission) is then in effect and continuing as of such date under the Company’s existing mortgage loan facility. Amounts drawn under the Facility and repaid may not be redrawn.

The Facility will mature the earlier of (i) December 31, 2017 and (ii) the date on which the outstanding indebtedness under the Company’s existing mortgage and mezzanine facilities are repaid in full. The Facility may be prepaid at any time in whole or in part, without any penalty or premium.

The principal amount of loans outstanding under the Facility will bear a base annual interest rate of 6.50%. If a cash flow sweep period were to occur and be continuing under the Company’s existing mortgage loan indebtedness (i) the interest rate on any outstanding advances would increase from and after such date by 1.50% per annum above the base interest rate and (ii) the interest rate on any advances made after such date would increase by 3.50% per annum above the base interest rate, in each case, for so long as the cash flow sweep is continuing. Accrued and unpaid interest will be payable in cash, except that during the continuance of a cash flow sweep period under the Company’s existing mortgage loan facility, the Operating Partnership may defer the payment of interest which deferred amount would be added to the outstanding principal balance of the loans and on which interest would be payable from and after the date of such deferral.

On the Closing Date, the Operating Partnership paid to the Initial Lenders an upfront commitment fee equal to $1 million. The Operating Partnership will also be required to pay an additional commitment fee of $1 million on the date that is ninety days after the Closing Date unless prior thereto (i) at least 33.33% of the total commitments of the lenders have been syndicated to lenders who are not affiliates of the Initial Lenders or (ii) the Facility has been paid in full and the lenders’ commitments have been terminated.

The Facility documentation requires that the Company at all times maintain (i) a net worth of not less than $1 billion and (ii) a leverage ratio not to exceed 60.00%.

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The Facility includes customary representations and warranties, covenants and indemnities. The Facility also has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the Facility documents, and require the Operating Partnership to pay a default interest rate on overdue amounts equal to 1.50% in excess of the then applicable interest rate.

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ITEM 1. ELECTION OF TRUSTEES

Item 1 is the election of two Class II trustee nominees to our Board. If elected, the two nominees will serve until the 2020 annual meeting of shareholders, and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The number of trustees constituting the entire Board is currently fixed at six. Our declaration of trust provides that our trustees are divided into three classes. One class of trustees is elected at each annual meeting of shareholders to serve until the third succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects all nominees to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR TRUSTEE.

The biographies of each of the nominees below contain information regarding the person’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.

Kenneth T. Lombard

Trustee since 2015

Kenneth T. Lombard, age 62, is president of MacFarlane Partners and is responsible for its real estate investment management business. He serves on the firm’s investment and senior management committees, and assists with its real estate development business. Previously, Mr. Lombard served as Vice Chairman, Head of Investments and Partner for Capri Investment Group, LLC, and was a member of Capri’s investment committee. From 2004 to 2008, he served as President of Starbucks Entertainment and helped launch Johnson Development Corporation in 1992, where he spent 12 years as the President and Partner. Mr. Lombard has extensive experience in business development, management, investment banking, economic development, corporate expansion and real estate investment over a career that spans three decades, which qualifies him to serve as a trustee of the Company.

Benjamin Schall

Trustee since 2015

Benjamin Schall, age 41, is the Chief Executive Officer and President of Seritage. Prior to becoming CEO and President, he served as Chief Operating Officer of Rouse Properties, Inc. from 2012 to 2015 and held a number of roles at Vornado Realty Trust from 2003 to 2012, where his positions included Senior Vice President. Mr. Schall’s extensive experience as an

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executive in public real estate investment trusts and in the retail real estate industry qualifies him to serve as a trustee of the Company.

Other Trustees

Edward S. Lampert

Trustee since 2015

Edward S. Lampert, age 54, currently serves as the Chairman and Chief Executive Officer of Sears Holdings Corporation (“Sears Holdings”) and the Chairman and Chief Executive Officer of ESL, which he founded in April 1988. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies. Mr. Lampert also served on the board of AutoNation from 2002 to 2007.

John T. McClain

Trustee since 2015

John T. McClain, age 55, most recently served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company, from November 2015 to September 2016. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. From April 2014 to September 2014, he continued to provide Senior Advisor services related to financial operations to Sycamore Partners. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. (“Avis”), formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From November 2006 to July 2007, Mr. McClain served as the chief accounting officer of Avis and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the board of directors of Lands’ End, Inc., where he is chair of the audit committee and a member of the technology committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.

David S. Fawer

Trustee since 2015

David S. Fawer, age 48, served as Vice Chairman of OneWest Bank N.A. until August 2015, where he developed and managed all aspects of the commercial real estate businesses and served as Secretary to the board of directors of IMB HoldCo (the holding company of OneWest Bank). Prior to joining OneWest Bank in March of 2009, he was Managing Director / Partner at Dune Capital where he led commercial real estate finance efforts and Managing Director / Partner at Dune Real Estate Partners. Mr. Fawer has over 20 years of experience in the field of commercial real estate finance, including lending, real estate equity investing, and risk management, which qualifies him to serve as a trustee of the Company.

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Thomas M. Steinberg

Trustee since 2015

Thomas M. Steinberg, age 60, is the Founder and Chief Executive Officer of TS Partners, an international, diversified investment firm. Prior to this, Mr. Steinberg was President of Tisch Family Interests from 1996 through 2013, where he directed real estate transactions and was responsible for management of portfolios that included public equity, private equity, debt and alternative investments. Mr. Steinberg also served on the board of directors of Gunther International, a leading producer of intelligent document finishing systems, and as a director of a number of privately held companies including KGB, Inc., the largest independent directory assistance company in the world and Catellus. Mr. Steinberg has over 30 years of experience in the real estate and investment space, which qualifies him to serve as a trustee of the Company.

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AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and Class C Shares as of March 10, 2017 by:

•	each of our trustees;

•	each named executive officer (as defined under “Summary Compensation Table”);

and

•	all of our trustees and executive officers as a group.

	Common Shares Class A			Non-Economic Shares Class B			Non-Voting Shares Class C
Name of Beneficial	Number of Shares Beneficially			Number of Shares Beneficially			Number of Shares Beneficially		% of Total Voting
Owner(1)(2)	Owned		Percent(3)	Owned		Percent	Owned	Percent	Power(4)
James Bry	2,813		*	—		—	—	—	*
Brian Dickman	7,392		*	—		—	—	—	*
Matthew Fernand	9,469		*	—		—	—	—	*
Benjamin Schall	197,767		*	—		—	—	—	*
Mary Rottler	5,887		*	—		—	—	—	*
David S. Fawer	12,000		*	—		—	—	—	*
Edward S. Lampert	1,056,710	(5)	3.8%	1,439,967	(5)	100%	—	—	8.5%
Kenneth T. Lombard	0		*	—		—	—	—	*
John T. McClain	1,100		*	—		—	—	—	*
Thomas M. Steinberg	15,374		*	—		—	—	—	*
All trustees and executive officers as a group (10 persons)	1,308,512		4.7%	1,439,967	(5)	100%	—	—	9.3%

* Less than 1%

(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 489 Fifth Avenue 18th Floor, New York, NY 10017.

(2)	Ownership includes:

•	shares in which the trustee or executive officer may be deemed to have a beneficial interest; and
•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances, and restricted stock units that are scheduled to vest within 60 days of March 10, 2017. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 28,093,772, the number of our common shares of that class outstanding as of March 10, 2017 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(4)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 29,533,739 the number of shares of our Class A and Class B common shares outstanding as of March 10, 2017 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations.

(5)	Please see Footnote 7 to the table of Security Ownership of 5% Beneficial Owners below.

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Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)	Number of Shares Beneficially Owned(1)	Percent	Number of Shares Beneficially Owned(1)		Percent	% of Total Voting Power(3)
Fairholme Capital Management, L.L.C. and related entities(4)(5) 4400 Biscayne Blvd. 9th Floor Miami, Florida 33137	3,433,750	12.2%	—	—	5,771,985	(5)	100%	11.6%
The Vanguard Group and related entities(6) 100 Vanguard Blvd. Malvern, PA 19355	3,147,705	11.2%	—	—	—		—	10.7%
ESL Investments, Inc. and related entities(7) 1170 Kane Concourse Bay Harbour, Florida 33154	1,056,710	3.8%	1,439,967	100%	—		—	8.5%
Blackrock Inc. and related entities(8) 55 East 52nd Street New York, NY 10055	2,405,678	8.6%	—	—	—		—	8.1%
Warren E. Buffett(9) 3555 Farnam Street Omaha, NE 68131	2,000,000	7.1%	—	—	—		—	6.8%
Vanguard Specialized Funds – Vanguard REIT Index Fund and related entities(10) 100 Vanguard Blvd. Malvern, PA 19355	1,716,133	6.1%	—	—	—		—	5.8%
Empyrean Capital Partners, LP and related entities(11) 10250 Constellation Boulevard, Suite 2950 Los Angeles, CA 90067	1,348,272	4.8%	—	—	—		—	4.6%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(2)	“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 28,093,772, the number of shares of our common shares outstanding as of March 10, 2017 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(3)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 29,533,739, the number of shares of our Class A and Class B common shares outstanding as of March 10, 2017 (plus for each named person, the number of common shares not outstanding

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but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations.

(4)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Fairholme Capital Management, L.L.C., Bruce R. Berkowitz and Fairholme Funds, Inc. with the SEC on February 15, 2017.

(5)	Each Class C Share will automatically convert into one Class A Share upon a transfer to any person other than an affiliate of the holder of such share.

(6)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2017.

(7)	Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by ESL Partners, L.P., RBS Partners, L.P., ESL Investments, Inc., and Edward S. Lampert with the SEC on February 24, 2017, the surrender of 11,369 Class B shares on March 10th and in the Form 4 filed by Mr. Lampert on March 14, 2017.

(8)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Blackrock Inc. on January 30, 2017.

(9)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Warren E. Buffett with the SEC on December 10, 2015.

(10)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Vanguard Specialized Funds – Vanguard REIT Index Fund on February 14, 2017.

(11)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Empyrean Capital Partners, LP, Empyrean Capital Overseas Master Fund, Ltd., P EMP Ltd., and Mr. Amos Meron on February 14, 2017.

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EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Benjamin Schall	41	Chief Executive Officer and President, Trustee
Brian Dickman	41	Chief Financial Officer and Executive Vice President
Matthew Fernand	40	General Counsel, Executive Vice President and Secretary
James Bry	49	Executive Vice President of Development and Construction
Mary Rottler	40	Executive Vice President of Leasing and Operations

Benjamin Schall. See Item 1—“Election of Trustees” for Mr. Schall’s biographical information.

Brian Dickman serves as the Chief Financial Officer and Executive Vice President of Seritage and is responsible for all public company finance, financial reporting, and treasury and investor relations activities. Prior to joining Seritage, from February 2014, Mr. Dickman served as the Chief Financial Officer and Secretary of Agree Realty Corporation. Prior to that, Mr. Dickman was a real estate investment banker at RBC Capital Markets from April 2012 to February 2014, Barclays from September 2008 to March 2012 and Lehman Brothers from August 2005 to September 2008.

Matthew Fernand serves as the General Counsel, Executive Vice President and Secretary of Seritage, and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP’s Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development, acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

James Bry serves as the Executive Vice President of Development and Construction of Seritage and is responsible for overseeing the Company’s development and construction activities. Prior to joining Seritage, Mr. Bry was the Senior Vice President, Development and Construction at Vornado Realty Trust from 2006 to 2015, where he oversaw development and redevelopment of approximately six million square feet of its shopping malls, community centers and urban retail properties.

Mary Rottler serves as the Executive Vice President of Leasing and Operations of Seritage and is responsible for overseeing the Company’s leasing activities as well as certain internal and external operational functions. Prior to joining Seritage, Ms. Rottler served as the Vice President of Real Estate at Wal-Mart Stores, Inc. In this capacity, she was responsible for overseeing all facets of new store development in the eastern half of the United States. Prior to that time, she was the Vice President for Realty Supplier Management and Compliance at Wal-Mart. She joined Wal-Mart in 2001.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to 2016 compensation matters for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2016 include Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler.

Executive Summary and 2016 Performance Highlights

After establishing the Company on July 7, 2015 and building the initial platform, the Company’s focus in 2016 was on executing the initial phases of its business plan, including the leasing of space to new retailers and launching its initial set of redevelopment projects. This activity was executed across a breadth of assets and markets and a mix of projects that included the repurposing of existing buildings as well as the demolition and construction of larger scale shopping centers. In addition, the Company continued to expand its team and capabilities by hiring leading professionals with retail real estate expertise and redevelopment experience, and further developed its systems and management capabilities.

On reviewing the accomplishments of the Company, CEO and the NEO’s in 2016, the Compensation Committee recognized that performance was above expectations, as illustrated by the following achievements, among others:

•	Over 2.2 million square feet leased to new retailers since the Company’s inception at an average rent of approximately $18.50 per square foot;
•	Total of 48 projects completed or commenced since inception with projected spend of $470 million, and 9 joint venture projects commenced or announced;
•	33 wholly-owned projects initiated since the Company's inception with projected spend of $400 million, and projected incremental returns of above 12% on an unlevered basis;
•	Significant advancements made on a number of larger scale projects, including planning and approvals;
•	Expanded the capabilities of the platform through the hiring of internal staff, the engagement of third party resources, and the expansion of the Company's systems and management processes;
•	Managed the Company's balance sheet to meet the ongoing needs of the business and support the Company’s redevelopment pipeline;
•	Strengthened relationships with national, regional and local tenants across the country, including over 300 tenant meetings; and
•	Effectively communicated the Company's business plan to key stakeholders, including investors, lenders, the shopping center community and tenants.

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In addition, the Compensation Committee evaluated individual performance of our NEOs, which, together with the Company’s overall performance, determined the level of annual and long-term compensation awarded to each NEO for 2016.

Compensation Philosophy

Compensation at Seritage is designed to attract and retain high caliber talent and professionals in the retail real estate and related industries to ensure the Company achieves and exceeds its business plans, which in turn is expected to create significant value for our shareholders. Our compensation philosophy is determined with a focus on our long-range business goals. The Compensation Committee believes that establishing and maintaining a strong core management team, and compensating those executives in a way that provides them with an appropriate mix of fixed and incentive-based payments, establishes an essential base that supports building a business platform that will increase the value of the Company’s portfolio of assets as well as grow shareholder value in the long term.

In making compensation decisions, the Compensation Committee intends to provide our NEOs with a competitive total compensation package, balanced between fixed and “at risk” compensation and between cash and non-cash components, based on the following overarching objectives:

•	to attract, retain and motivate key executives;
•	to provide appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking, through a mixture of fixed and “at-risk” compensation, as well as a mixture of short- and long-term incentive compensation; and
•	to reward increased Company value over the long term and align the interests of the management team with the interests of our shareholders.

Determination of Compensation

All compensation decisions for 2016 for our NEOs have been made by the Compensation Committee after receiving data, input and recommendations from the CEO and considering a variety of factors including our need to attract and maintain a strong leadership team, the Company’s strategic plan and 2016 accomplishments that were above expectations, the interests of our shareholders and industry practice for retail REITs. The CEO’s recommendations may be informed, in part, by his insight and knowledge of the Company’s successes and challenges, as well as industry data and research, including the 2016 National Association of Real Estate Investment Trusts (NAREIT) compensation survey. General retail REIT industry practice and pay levels were also considered relative to compensation for 2016.

Say On Pay

As an “emerging growth company” from July 7, 2015 through December 31, 2016, under the relevant SEC rules, our executive compensation program has not been, and is not yet, subject to a shareholder advisory “say on pay” vote. Nevertheless, as part of this Proxy Statement, we

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are providing our shareholders with their first opportunity to vote, on an advisory basis, on the compensation programs for our NEOs as described below (known as a “say on pay” vote). In addition, Seritage is recommending that a “say on pay” vote be conducted every year going forward. For further details, see Item 3 – “Advisory vote on Executive Compensation” and Item 4 - “Advisory Vote on the Frequency of Advisory Votes on Executive Compensation.”

Elements of Compensation and Objectives

The Company’s executive compensation program focuses on three key elements, including base salary, annual bonus opportunity and long-term equity awards, in addition to providing executives with standard employee benefits. For each NEO, the compensation elements are considered both individually and as a whole, and while one element does not necessarily directly impact the value of another element, it may be the case that the proportion of elements relative to each other may be adjusted to maintain a consistent aggregate compensation package. The main elements of our NEOs compensation, and the rationale for each, are:

Element	Rationale
Base salary	Base salary provides the executive a level of income predictability and is set relative to the executive’s experience and the competitive marketplace.

Annual bonus opportunity	The annual bonus opportunity is designed to drive achievement of annual financial and operational results and key strategic activities that are linked to long-term company goals. Individual awards are based on both company and individual goal achievement.

Long-term equity awards (time-vested and performance-vested)

The equity incentive program is designed to directly align key executives’ interests with building shareholder value and includes grants in equal amounts of time vested and performance vested awards. Performance vesting is based on achievement of specific long-term Company goals directly related to building shareholder value.

Equity awards granted in March of 2016 consisted of equal parts time-vested restricted stock units, with a three-year vesting period, and performance-vested restricted stock units, with a three-year performance period and additional service requirements, which mix provides a balance between rewarding long-term service and providing motivation for additional compensation if performance goals are met.

Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.

In 2015, we entered into an employment or letter agreement (each, an “Employment Agreement”) with each of our NEOs that set the parameters of the pay elements described above applicable to the NEO. The base salary and target incentive compensation levels were set considering the individual’s roles and responsibilities, the experience of the individual, the individual’s expected amount of impact or influence on overall Company performance and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the executives to reach, and strive to exceed, Company performance expectations. These compensation elements and levels are reviewed annually by the Compensation Committee. Additional information regarding the terms of the Employment Agreements can be found under the heading “Narrative Disclosure to Compensation Tables” and quantification of compensation for 2016 is set forth in the “Summary Compensation Table for the Fiscal Year ended December 31, 2016.”

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Base Salary

The base salaries for our NEOs in 2016, pursuant the Employment Agreements were: $850,000, $425,000, $400,000, $350,000 and $350,000 for Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler, respectively. No adjustments were made in 2016 to the base salary amounts originally established under the Employment Agreements. Following a review of the compensation packages for our NEOs, in February 2017 the Compensation Committee approved salary adjustments in the amount of $20,000 annually for each of Mr. Bry and Ms. Rottler, effective January 1, 2017, to reflect the scope of their roles in the growing company and updated competitive data in the retail REIT industry. The Compensation Committee believes that the base salary levels reflect the level of service provided by, and the responsibilities borne by, each of our NEOs, and are commensurate with their experience, duties and industry standards.

Incentive Compensation Overview

Our incentive compensation program consists of an annual cash bonus opportunity and long-term incentive grants, which are generally granted annually depending on Company performance. Under this multi-layered program, achievement across a variety of shorter (one-year) and long range (three-year) business goals determines the compensation outcomes.

•	Annual Bonus Opportunity. Annual bonus opportunity amounts are determined based on a target percentage of each NEO’s base salary, as set forth in the executive’s Employment Agreement and the payouts are determined based on company-wide and individual achievement of operational and strategic goals set by the Compensation Committee. Under the terms of the Employment Agreements, the payout bonus amount will fall between a stated range. Target bonus opportunity amounts, and the applicable potential payout ranges, as set forth in each NEO’s Employment Agreement, are as follows:

	Target Bonus Opportunity, as a Percentage of Base Salary	Target Bonus Opportunity, as a Dollar Amount	Annual Bonus Opportunity Range, as Percentage of Base Salary	Annual Bonus Opportunity Range, as a Dollar Amount
Benjamin Schall	125%	$1,062,500	50-175%	$425,000-$1,487,500
Brian Dickman	75%	$318,750	0-100%	$0-$425,000
Matthew Fernand	75%	$300,000	0-100%	$0-$400,000
James Bry	50%	$175,000	0-75%	$0-$262,000
Mary Rottler	50%	$175,000	0-75%	$0-$262,000

The annual bonus opportunity range stated above for Mr. Schall is the range stated in his Employment Agreement representing his potential annual bonus award, depending on whether threshold, target or maximum performance is met, where, for instance, he would be eligible to receive 50% of his annual salary if threshold performance is achieved. For the other NEOs, the terms of their Employment Agreements do not provide for a minimum bonus amount if threshold performance is achieved.

•	Long-Term Equity Component. Long term equity awards are also considered annually, with a target grant value amount pursuant to the terms of each NEO’s

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Employment Agreement based on a fixed percentage (for Mr. Schall), or a range (for Messrs. Dickman, Fernand and Bry and Ms. Rottler) of the NEO’s base salary. In the case of Messrs. Dickman, Fernand and Bry and Ms. Rottler, the specific dollar value of the equity award for a particular year within the range pertaining to the individual executive is determined by the Compensation Committee following an assessment of Company and individual achievement of performance goals related to the prior calendar year. For each NEO, the dollar value determined by the Compensation Committee translates into an equity award (most recently in the form of RSUs) by dividing the NEO’s award value by the closing price of a common share on the date of grant, rounded down the nearest whole share. Additional vesting conditions apply to the equity awards granted to date, including (a) for 50% of the awards granted, a three-year ratable time-based vesting requirement, and (b) for the other 50% of the awards, a set of performance-based vesting conditions that must be met during a three-year performance period. For the performance-based awards, the number of RSUs that are actually earned at the end of the 3-year period depends on the Company’s achievement of the performance goals. Based on the number of RSUs earned, for the NEOs other than Mr. Schall, 50% of the final number of RSUs are payable at the time the level of achievement is determined and 50% become payable at the beginning of the following year (subject to the NEO’s continued employment with the Company), while for Mr. Schall the final number of RSUs are fully paid at the time the achievement determination is made.

The value, or target and maximum value range, as applicable, attributable to the NEOs under the terms of their Employment Agreements are as follows:

	Amount or Target/Max Range of Annual Long-Term Equity Award		Value of Long Term Equity Award Components at Grant
	As Percentage of Base Salary	As Dollar Amount	Time-Based RSU Value(a)	Performance-Based RSU Target Value(a)
Benjamin Schall	150%	$1,275,000	$637,500	$637,500
Brian Dickman	75-125%	$318,750-$531,250	$159,375-$265,625	$159,375-$265,625
Matthew Fernand	50-100%	$300,000-$400,000	$100,000-$200,000	$100,000-$200,000
James Bry	25-50%	$87,500-$175,000	$43,750-$87,500	$43,750-$87,500
Mary Rottler	35-50%	$122,500-175,000	$61,250-$87,500	$61,250-$87,500

(a)	Number of RSUs granted on the grant date determined by dividing the relevant value as determined by the Compensation Committee by the closing price of the common shares of the Company on the date of grant, rounded down to the nearest whole share.

2016 Incentive Compensation Actions

Components of our incentive compensation program that are reported in the Summary Compensation Table for the Fiscal Year ended December 31, 2016 as part of 2016 compensation include:

•	Long-term equity awards granted in March 2016, related to service in 2015 under the terms of the Employment Agreements; and

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•	Annual bonus awards, awarded in February 2017, related to service and performance during fiscal year 2016.

Long-Term Equity Awards Granted in 2016. On March 18, 2016, Seritage granted long-term RSU awards to Messrs. Dickman, Fernand and Bry and Ms. Rottler as part of our annual long-term equity program. Mr. Schall had previously received a corresponding award in July 2015 at the time of the closing of the Rights Offering, and, therefore, did not receive an award in March 2016. While the design of the equity award program generally provides for the value of the annual equity awarded be determined following an evaluation of the Company’s performance in the year prior to the year of grant, because the Company was operating for only a portion of 2015, grants were made to Messrs. Dickman, Fernand and Bry and Ms. Rottler in March 2016 at a set amount, consistent with the amount that would be awarded under their Employment Agreements when “target” performance is achieved.

Therefore, the dollar value awarded to each of Messrs. Dickman, Fernand, and Bry and Ms. Rottler for grants of time-based and performance-based RSUs combined were $318,750, $200,000, $87,500, and $122,500, respectively. For Ms. Rottler, an additional bonus in the amount of $125,000 was added to the calculation of the value of her annual equity grant (for a total value of $247,500) consistent with the terms of her Employment Agreement (for additional information, see the description of her Employment Agreement under the heading “Narrative to the Compensation Tables - Rottler Employment Agreement”). For each of these awards, the total award value was converted into RSUs by dividing the applicable value by $46.48, the closing price of our common shares on March 18, 2016, the date of grant. Any fractional shares were rounded down. Following the conversion into RSUs, the grant date fair value for each of Messrs. Dickman, Fernand, and Bry and Ms. Rottler for the time-based and performance-based RSUs combined equaled: $318,667, $199,957 $87,475, and $247,460, respectively. Of this amount, 50% consists of time-based RSUs that will vest in three equal installments on March 18, 2017, March 18, 2018 and March 18, 2019. The other 50% of the award consists of performance-based RSUs, which will be earned over the performance period beginning on January 1, 2016 and ending on December 31, 2018, subject to the achievement of performance goals, including square footage activity, incremental yield on development costs and the accomplishment of other strategic Seritage initiatives. In setting the three-year goals, the Compensation Committee considered the Company’s three-year business plan, and selected goals that it considered to be challenging to achieve, but attainable. Evaluation of the achievement in meeting these goals will take place following the end of the three-year performance cycle. For Messrs. Dickman, Fernand and Bry and Ms. Rottler, upon the achievement of threshold, target or maximum performance, the number of RSUs earned at the end of the performance period will be 50%, 100% or 150%, respectively, of the granted RSU award amount (with linear interpolation of the percentage payout for performance between threshold and target or between target and maximum). Following the determination of the final earned number of RSUs at the end of the performance period, the annual performance-based RSUs are further subject to time-based vesting, such that 50% of the earned number of RSUs (if any) vests on the date that the Compensation Committee determines the achievement of applicable performance following the end of the performance period and 50% vests on January 1, 2020, in each case, subject to the award holder’s continued employment through the applicable vesting date (other than in connection with certain terminations of employment). For more information on Mr. Schall’s awards granted in July

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2015, see the description under the heading “Narrative to the Compensation Tables – Schall Employment Agreement – Annual Equity Awards Granted July 2015.”

Annual 2016 Cash Bonuses. In February 2017, the Compensation Committee made determinations regarding the annual bonus program for performance in the 2016 fiscal year. Goals for fiscal year 2016, included operational metrics and initiatives aimed at furthering Seritage’s business strategies and long-term value creation, including leasing activity, initiation of redevelopment projects, advancing development of larger-scale projects, scaling the business platform, addressing anticipated capital needs, building communication capabilities with key constituents and stakeholders, and other key business initiatives.

The Compensation Committee used this set of strategic and operational goals for determining annual awards, rather than financial metrics such as total shareholder return or share price, because they tie directly to the Company’s business plan for long-term growth. In the Compensation Committee’s view, rewarding achievements in these tailored, business-oriented, areas underscores the Company’s commitment to investing in those activities that will be the basis for increasing shareholder value over time.

The Compensation Committee determined, in consultation with the CEO, that the Company’s performance in 2016 was above expectations across the factors described above. In making this determination, the Compensation Committee took into account the following key Company results, among others, driven by the efforts of the CEO and other NEOs:

•	Over 2.2 million square feet leased to new retailers since the Company’s inception, at an average rent of approximately $18.50 per square foot;
•	Total of 48 projects completed or commenced since inception with projected spend of $470 million, and 9 joint venture projects commenced or announced;
•	33 wholly-owned projects initiated since the Company's inception with projected spend of $400 million, and projected incremental returns above 12% on an unlevered basis;
•	Significant advancements made on a number of larger scale projects, including planning and approvals;
•	Expanded the capabilities of the platform through the hiring of internal staff, the engagement of third party resources, and the expansion of the Company's systems and management processes;
•	Managed the Company's balance sheet to meet the needs of the business and support the Company’s redevelopment pipeline;
•	Strengthened relationships with national, regional and local tenants across the country, including over 300 tenant meetings; and
•	Effectively communicated the Company's business plan to key stakeholders, including investors, lenders, the shopping center community and tenants.

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In light of these achievements and in consideration of recommendations made by the CEO, each NEO’s final 2016 bonus amount was determined by the Compensation Committee considering, on a holistic basis, the Company’s overall performance, as well as individual performance, contribution and impact. In this qualitative review process, the relative importance of the various factors may differ from person to person, depending on the NEO’s individual role and contribution to the broad strategic goals. The outcome of the evaluation process resulted in the following determinations:

Name	2016 Bonus Awarded
Benjamin Schall	$1,412,500
Brian Dickman	$382,500
Matthew Fernand	$360,000
James Bry	$236,500
Mary Rottler	$236,500

Other Incentive Compensation Actions

Annual 2016 Equity Awards Granted in February 2017. On February 27, 2017, Seritage granted long-term equity awards to Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler. These awards are not reflected in the compensation tables reporting 2016 compensation because they were not granted during 2016. Consistent with the program described above, each NEO was awarded RSUs based on the value, or value range, applicable to annual equity awards provided under the terms of the executive’s Employment Agreement. The level of the award for Messrs. Dickman, Fernand and Bry and Ms. Rottler was determined, in part, based on achievement of the 2016 Company performance goals above expectations as described above in the discussion of annual cash bonus awards. The resulting equity award values were as follows:

Name	2016 Equity Award Value
Benjamin Schall	$1,275,000
Brian Dickman	$488,750
Matthew Fernand	$340,000
James Bry	$175,000
Mary Rottler	$175,000

These dollar values were converted into a number of RSUs by dividing the total value for each NEO by $47.31, the closing price of our common shares on February 27, 2017, rounded down to the nearest whole share. Following the structure of our annual long-term equity program as described above, 50% of these RSUs will be granted as time-based awards and 50% will be granted as performance-based awards. The time-based RSUs will vest in equal installments on February 27, 2018, February 27, 2019 and February 27, 2020, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). The performance-based RSUs will be earned over the performance period beginning on January 1, 2017 and ending on December 31, 2019, subject to the achievement of performance goals that the Compensation Committee intends to adopt by March 30, 2017. Upon the achievement of threshold, target and maximum performance goals, the NEOs (other than Mr. Schall) will earn 50%, 100% or 150%, respectively, of the number of RSUs granted. In the case of Mr. Schall, threshold, target and maximum performance achievement would result in 50%, 150% or 265% of the number of RSUs granted to him to vest. For the NEOs other than Mr. Schall, the “earned” number of performance-based RSUs are further subject to time-based vesting, such that 50% of the earned RSUs (if any) shall vest on the date that the Compensation

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Committee determines the achievement of the applicable performance (following the end of the performance period) and 50% shall vest on January 1, 2021, in each case, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). Mr. Schall’s performance-based RSUs will vest 100% on the date that the Compensation Committee determines the achievement of the applicable performance (following the completion of the performance period, other than in connection with certain terminations of employment).

In addition, as part of its annual review of compensation practices, the Compensation Committee is reviewing the risk-mitigation features of the current incentive compensation program and, as part of this process, currently intends to adopt an appropriate clawback policy that would be applicable to future performance-based compensation awards.

Retirement and Employee Benefit Programs

Tax-Qualified Retirement Plan. We offer our employees, including our NEOs, retirement and certain other benefits, including participation in the tax-qualified SIMPLE IRA retirement plan sponsored by the Company in the same manner as all other Company other employees. Pursuant to the SIMPLE IRA program, employees are eligible contribute to an individual SIMPLE IRA account on a tax-deferred basis. If an employee participates in the SIMPLE IRA plan, the Company makes a matching contrition to the employee’s SIMPLE IRA account in an amount up to 3% of the employee’s base salary (considering salary amounts up to $265,000 for 2016). In 2016, Messrs. Schall, Fernand and Bry and Ms. Rottler contributed to their SIMPLE IRA and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.

Relocation benefits. Pursuant to their Employment Agreements, Mr. Dickman and Ms. Rottler received company-paid corporate housing for a temporary period and certain relocation benefits related to their moves to the New York City metropolitan area. Only Ms. Rottler received these benefits in 2016.

Other benefits and perquisites. We do not provide our NEOs with any other specific benefits programs or perquisites that are not provided to our employees generally.

Change in Control and Termination Arrangements.

The Employment Agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without cause or initiated by the executive for good reason (as such terms are defined in the applicable Employment Agreement). In addition, the award agreements applicable to outstanding restricted stock and RSU grants provide for either full or partial acceleration of vesting of any then unvested awards in the case of certain termination of employment events, as well as upon the occurrence of a change of control of the Company (unless the outstanding awards are assumed and continued in the change in control transaction). More detailed descriptions of the employment termination and change of control provisions of the Employment Agreements and outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

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Compensation Committee Report

The Compensation Committee (the “Compensation Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sincerely,

Kenneth T. Lombard, Chairman
John T. McClain

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table for the Fiscal Year ended December 31, 2016

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Benjamin Schall	2016	850,000	-	-	1,412,500	68,169	2,330,669
Chief Executive Officer and President	2015	539,423	1,062,500	8,293,150	-	59,562	9,954,635

Brian Dickman	2016	425,000	-	318,667	382,500	6,033	1,132,199
Chief Financial Officer and Executive Vice President	2015	147,115	568,750	252,938	-	41,334	1,010,136

Matthew Fernand	2016	400,000	-	199,957	360,000	13,748	973,705
General Counsel, Executive Vice President, and Secretary	2015	215,385	450,000	354,193	-	2,669	1,022,247

James Bry	2016	350,000	-	87,475	236,500	9,933	683,908
Executive Vice President of Development and Construction	2015	195,192	325,000	101,177	-	1,106	622,475

Mary Rottler	2016	350,000	125,000	247,460	236,500	75,196	1,034,155
Executive Vice President of Leasing and Operations	2015	181,731	425,000	202,352	-	1,731	810,814

(1)	The amount in this column for Ms. Rottler for 2016 includes that portion of a bonus to which Ms. Rottler was entitled pursuant to her employment agreement that was paid in cash in 2016.
(2)	The amounts in this column represent the aggregate grant date fair value of time-based and performance-based restricted stock units (“RSUs”) relating to Seritage common shares granted to Messrs. Dickman, Fernand and Bry and Ms. Rottler in 2016 for the partial fiscal year of 2015, computed in accordance with FASB ASC Topic 718. The grant date fair value takes into account the number of RSUs granted after converting the dollar value of the NEO’s award into a whole share number. The fair value per share is based on certain assumptions explained in Note 15 to the financial statements included in Seritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The grant date fair value of performance-based restricted share units is reported as $159,333, $99,978, $43,738 and $123,730 for Messrs. Dickman, Fernand and Bry and Ms. Rottler, respectively, which assumes that target performance is achieved. Assuming that maximum performance is achieved, the grant date fair value of such performance-based equity awards was $239,047, $149,991, $65,583, and $185,595 for Messrs. Dickman, Fernand and Bry and Ms. Rottler, respectively. The value reported for Ms. Rottler includes $125,000, which is the portion of a bonus to which Ms. Rottler was entitled pursuant to her employment agreement that was paid

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to Ms. Rottler in the form of an RSU grant. Mr. Schall received his 2015 RSU award in July 2015 and therefore did not receive an award reportable in 2016.

(3)	The amounts shown in this column for 2016 were derived as follows:

	Benjamin Schall	Brian Dickman	Matthew Fernand	James Bry	Mary Rottler
Retirement plan match ($)(a)	7,950	-	7,950	7,950	7,950

Relocation Expenses ($)(b)	-	-	-	-	62,500

Dividends ($)(c)	60,218	6,033	5,798	1,983	4,745
Total	68,168	6,033	13,748	9,933	75,195

(a)	Seritage makes matching contributions to employee SIMPLE IRA plans up to a maximum amount of 3% of each employee’s covered compensation (which is capped at $265,000 for 2016).
(b)	Reimbursement for relocation and temporary housing expenses paid in 2016.
(c)	Value of cash dividends and dividend equivalents paid on unvested time-based restricted shares and RSUs.

Grants of Plan-Based Awards in 2016

For more information about our annual cash and equity awards, see the discussion in the Compensation Discussion and Analysis section. The table below displays the grants of plan-based awards made to our NEOs in 2016.

			Estimated possible payouts under non- equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of	Grant date fair value of stock and
Name	Type/Plan	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	stock or units	option awards
			($)	($)	($)	(#)	(#)	(#)	(#)	($)
Benjamin Schall	2016 Annual Cash(1)		$425,000	$1,062,500	$1,487,500
Brian Dickman	2015 Time RSU(2)	3/18/2016							3,428	$159,333
	2015 Perf RSU(3)	3/18/2016				1,714	3,428	5,142		$159,333
	2016 Annual Cash(1)			$318,750	$425,000
Matthew Fernand	2015 Time RSU(2)	3/18/2016							2,151	$99,978
	2015 Perf RSU(3)	3/18/2016				1,076	2,151	3,226		$99,978
	2016 Annual Cash(1)			$300,000	$400,000
James Bry	2015 Time RSU(2)	3/18/2016							941	$43,738
	2015 Perf RSU(3)	3/18/2016				471	941	1,411		$43,738
	2016 Annual Cash(1)			$175,000	$262,500
Mary Rottler	2015 Time RSU(2)	3/18/2016							2,662	$123,730
	2015 Perf RSU(3)	3/18/2016				1,331	2,662	3,993		$123,730
	2016 Annual Cash(1)			$175,000	$262,500

(1)	For Mr. Schall, “2016 Annual Cash” amounts represent potential bonus payout levels provided in his Employment Agreement of 50%-175% of base salary, provided threshold performance goals are achieved, with 125% of annual base salary being the anticipated payout amount for “target” performance. For the other NEOs, the Employment Agreements provide only for target and maximum potential payout amounts.
(2)	For the “2015 Time RSUs,” which awards were granted in 2016, the number of RSUs represents the dollar

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value range of the NEOs potential RSU award, divided by $46.48, the closing price of our common shares on March 18, 2016, the date of grant. For 2015, awards were granted at the “target” value level. Time-based RSUs granted in February 2017 in respect of 2016 are not included in the table because they were not granted in 2016.

(3)	For the “2015 Perf RSUs,” which awards were granted in 2016, the number of RSUs represents the dollar value range of the NEOs potential RSU award, divided by $46.48, the closing price of our common shares on March 18, 2016, the date of grant. For 2015, awards were granted at the “target” value level. The “target” number of shares is also being used for purposes of this disclosure to report the grant date fair value. As of December 31, 2016, the Company had not made a determination of the “probable” outcome for accounting purposes. Performance-based RSUs granted in February 2017 in respect of 2016 are not included in the table because they were not granted in 2016.

Narrative Disclosure to Compensation Tables

Employment Agreements

Schall Employment Agreement

Term. On April 17, 2015, Seritage entered into an employment agreement with Mr. Schall, which provides for a three-year term, subject to automatic renewal for additional one-year terms, unless either party provides no less than 120 days’ notice prior to the expiration of the applicable term or the agreement is terminated as contemplated therein.

Annual Compensation. Mr. Schall’s Employment Agreement provides for an annual base salary of $850,000 and an annual cash bonus of between 50% and 175% of base salary if threshold performance goals are achieved, with a target of 125% of base salary. The Employment Agreement also provides for an annual equity award with an aggregate target value equal to 150% of base salary, of which 50% will be a number of RSUs that vest ratably over three years and 50% will be a number of performance-based RSUs that is subject to adjustment based on performance goals and will vest at the end of the performance period established for such grant by the Compensation Committee. If threshold performance goals are achieved, the number of annual performance-based RSUs earned will range from 50% to 265% of the number of annual performance-based RSUs granted, with 150% for target performance and 265% for maximum performance.

Sign-on Equity Award: Mr. Schall’s Employment Agreement provided for the Company to grant to Mr. Schall a sign-on equity award with time-based vesting in an amount of $2 million and a sign-on equity award with performance-based vesting in an amount of $3 million. In each case, the number of shares subject to such award was calculated based on the price per Seritage common share in the Rights Offering of $29.58. Additional terms of these sign-on awards are described below under the headings “Equity Awards Reported as Part of 2015 Compensation – Sign-on Time-Based Awards and – Sign-on Performance-Based Awards.”

Annual Equity Awards Granted July 2015. Pursuant to the terms of Mr. Schall’s employment agreement, Mr. Schall received an annual equity award for 2015 at the same time as his sign-on equity award, which consisted of (1) time-based RSUs with a target value of $637,500 that will vest in three equal installments on July 7, 2016, July 7, 2017 and July 7, 2018, and (2) performance-based restricted shares with a target value of $637,500 that will vest based on the achievement of performance metrics over the period beginning January 1, 2016 and

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ending December 31, 2018. Mr. Schall’s annual performance-based restricted share award was granted in July 2015 and the performance metrics with respect to Mr. Schall’s performance- based restricted shares were set in March 2016 and are the same as to those described below under the heading “Equity Awards Reported as Part of 2015 Compensation – Sign-on Performance-Based Awards.” Upon the achievement of threshold, target or maximum performance, the number of shares subject to such award that are earned will be 50%, 150% or 265%, respectively (with linear interpolation of the percentage payout for performance between threshold and target or between target and maximum). At the time of grant, Seritage and Mr. Schall agreed that with respect to his 2015 annual equity awards, (1) in lieu of performance-based RSUs, Mr. Schall would receive performance-based restricted shares and (2) the number of time-based RSUs and performance-based restricted shares subject to his 2015 annual equity award would be calculated by dividing the aggregate value of the award by the price per Seritage common share in the Rights Offering of $29.58.

Dickman Employment Agreement

Term. On July 6, 2015, Seritage entered into an Employment Agreement with Brian Dickman, Chief Financial Officer and Executive Vice President of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Dickman’s Employment Agreement provides for an annual base salary of $425,000 and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary. The Employment Agreement also provides for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award will have a target aggregate target value equal to 75% of Mr. Dickman’s annual base salary and a maximum aggregate target value equal to 125% of Mr. Dickman’s annual base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Cash Bonus. Pursuant to his employment agreement, in 2015, Mr. Dickman received a one-time cash sign-on bonus of $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Dickman without good reason during the 12 months following his start date.

Housing and Relocation Expenses. Mr. Dickman was provided with corporate housing in New York for limited period and upon permanent relocation, Mr. Dickman was reimbursed for relocation expenses in accordance with Seritage’s policy.

Sign-on Equity Award: Mr. Dickman’s Employment Agreement provided for a sign-on equity grant to Mr. Dickman in the amount of $250,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Additional terms of these sign-on awards are described below under the headings “Equity Awards Reported as Part of 2015 Compensation – Sign-on Time-Based Awards and – Sign-on Performance-Based Awards.”

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Fernand Employment Agreement

Term. On May 15, 2015, Seritage entered into an Employment Agreement with Matthew Fernand, General Counsel, Executive Vice President and Secretary of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Fernand’s Employment Agreement provides for an annual base salary of $400,000, and an annual cash bonus with a target of 75% of base salary and maximum of 100% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award will have a target aggregate value equal to 50% of Mr. Fernand’s annual base salary and a maximum aggregate value equal to 100% of Mr. Fernand’s base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Bonus. Pursuant to his employment agreement, in 2015, Mr. Fernand received a one-time cash sign-on bonus of $150,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Fernand without good reason during the 12 months following his start date.

Sign-on Equity Award: Mr. Fernand’s Employment Agreement provided for a sign-on equity grant to Mr. Fernand in the amount of $350,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Additional terms of these sign-on awards are described below under the headings “Equity Awards Reported as Part of 2015 Compensation – Sign-on Time-Based Awards and – Sign-on Performance-Based Awards.”

Bry Employment Agreement

Term. On May 16, 2015, Seritage entered into an Employment Agreement with James Bry, Executive Vice President of Development and Construction of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Bry’s Employment Agreement provides for an annual base salary of $350,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering Seritage common shares. The agreement also provides that this annual equity award will have a target aggregate value equal to 25% of Mr. Bry’s annual base salary and a maximum aggregate value equal to 50% of Mr. Bry’s base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee. On February 27, 2017, Mr. Bry’s annual salary was increased to $370,000, effective January 1, 2017.

Sign-on Bonus. Pursuant to his employment agreement, in 2015, Mr. Bry received a one-time cash sign-on bonus of $150,000, which was subject to recoupment in the event of a

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termination by Seritage for cause or a resignation by Mr. Bry without good reason during the 12 months following his start date.

Sign-on Equity Award: Mr. Bry’s Employment Agreement provided for a sign-on equity grant to Mr. Bry in the amount of $100,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Additional terms of these sign-on awards are described below under the headings “Equity Awards Reported as Part of 2015 Compensation – Sign-on Time-Based Awards and – Sign-on Performance-Based Awards.”

Rottler Employment Agreement

Term. On June 2, 2015, Seritage entered into an Employment Agreement with Mary Rottler, Executive Vice President of Leasing and Operations of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Ms. Rottler’s Employment Agreement provides for an annual base salary of $350,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award will have a target aggregate value equal to 35% of Ms. Rottler’s annual base salary and a maximum aggregate value equal to 50% of Ms. Rottler’s base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee. On February 27, 2017, Ms. Rottler’s annual salary was increased to $370,000, effective January 1, 2017.

Sign-on Bonus and Additional Bonus. Pursuant to her employment agreement, in 2015, Ms. Rottler received a one-time cash sign-on bonus of $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Ms. Rottler without good reason during the 12 months following her start date. In addition, in 2016, Ms. Rottler received a one-time cash bonus of $125,000 and additional $125,000 to be added to the value of her annual equity grant, payable at the same time that 2016 annual bonuses were paid by Seritage to executive team members.

Housing and Relocation Expenses. Ms. Rottler was provided with corporate housing in New York for a limited period and upon permanent relocation, she was reimbursed for relocation expenses in accordance with Seritage’s policy.

Sign-on Equity Award: Ms. Rottler’s Employment Agreement provided for a sign-on equity grant to Ms. Rottler in the amount of $200,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Additional terms of these sign-on awards are described below under the

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headings “Equity Awards Reported as Part of 2015 Compensation – Sign-on Time-Based Awards and – Sign-on Performance-Based Awards.”

Equity Awards Reported as Part of 2015 Compensation

Sign-on Time-Based Awards. For Sign-on Equity awards with time-based vesting, as described above under the description of each NEO’s Employment Agreement, although each NEO’s applicable Employment Agreement provided that the sign-on time-based equity award would be granted in the form of RSUs, at the time of grant, each NEO and Seritage agreed that the grants would be made in the form of restricted shares. 25% of Mr. Schall’s sign-on time-based restricted shares vested on July 7, 2015 and the remaining sign-on time-based restricted shares will vest 25% on each of July 7, 2016, July 7, 2017 and July 7, 2018. For Messrs. Dickman, Fernand and Bry and Ms. Rottler the sign-on time-based restricted shares will vest in three equal annual installments on August 13, 2016, August 13, 2017 and August 13, 2018.

Sign-on Performance-Based Awards. For Sign-on equity awards with performance-based vesting, as described above under the description of each NEO’s Employment Agreement, although each NEO’s applicable Employment Agreement provided that the sign-on performance-based equity award would be granted in the form of RSUs, at the time of grant, each NEO and Seritage agreed that the grants would be made in the form of restricted shares. The awards were granted in July 2015 for Mr. Schall and August 2015 for Messrs. Dickman and Fernand, and the performance goals were determined by the Compensation Committee in December 2015. The applicable performance goals, for the period beginning on July 1, 2015 and ending on June 30, 2018, include square footage activity, incremental yield on development costs and the accomplishment of other strategic Seritage initiatives. Upon the achievement of threshold, target or maximum performance, the number of restricted shares earned will be 50%, 100% or 150%, respectively (with linear interpolation of the percentage payout for performance between threshold and target or between target and maximum). The sign-on performance-based restricted shares are subject to additional service-based vesting, such that (1) 50% of Mr. Schall’s earned restricted shares (if any) shall vest on May 4, 2018 and 50% shall vest on May 4, 2019, subject to continued employment through the applicable vesting date and (2) 50% of Messrs. Dickman’s, Fernand’s, Bry’s and Mr. Rottler’s earned restricted shares (if any) shall vest on the date that the Compensation Committee determines the achievement of applicable performance and 50% shall vest on July 1, 2019, in each case, subject to continued employment through the applicable vesting date. The awards may vest prior to the applicable vesting dates in connection with certain terminations of employment as described below in the description of each NEO’s applicable Employment Agreement.

Schall 2015 Equity Award. Mr. Schall received an annual equity award for 2015 in July 2015, at the same time as his sign-on equity award grant was made. His annual equity award consists of time-based RSUs and performance based RSUs. Additional terms of Mr. Schall’s 2015 equity awards are described above under the heading “Schall Employment Agreement – Annual Equity Awards Granted July 2015.”

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Outstanding Equity Awards at Fiscal Year-End 2016

The following table sets forth the outstanding equity awards held by our NEOs at December 31, 2016.

	Stock Awards			Equity Incentive Plan Awards
	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Number of unearned shares, units or other rights that have not vested		Market value of shares, units or other rights of stock that have not vested(8)
Name	(#)		($)	(#)		($)
Benjamin Schall	33,807	(1)	$1,443,897
	14,368	(1)	$613,657
				101,419	(2)	$4,331,605
				21,551	(3)	$920,443
Brian Dickman	2,084	(4)	$89,008
	3,428	(5)	$146,410
				3,125	(6)	$133,469
				3,428	(7)	$146,410
Matthew Fernand	2,918	(4)	$124,628
	2,151	(5)	$91,869
				4,376	(6)	$186,899
				2,151	(7)	$91,869
James Bry	834	(4)	$35,620
	941	(5)	$40,190
				1,250	(6)	$53,388
				941	(7)	$40,190
Mary Rottler	1,667	(4)	$71,198
	2,662	(5)	$113,694
				2,500	(6)	$106,775
				2,662	(7)	$113,694

(1)	Represents 33,807 restricted shares related to Mr. Schall’s sign-on award and 14,463 RSUs related to Mr. Schall’s 2015 annual award that will, in each case, vest in two remaining equal installments on July 7, 2017 and July 7, 2018, subject to Mr. Schall’s continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(2)	Represents Mr. Schall’s sign-on grant of 101,419 performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning July 1, 2015 and ending June 30, 2018. These restricted shares will be earned at 50%, 100% or 150% of target upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target (with target being 100%). These restricted shares are further subject to service-based vesting, such that 50% of Mr. Schall’s earned restricted shares (if any) shall vest following the end of the performance period and prior to July 15, 2018 and 50% shall vest on May 4, 2019, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(3)	Represents Mr. Schall’s 2015 annual grant of performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning January 1, 2016 and ending December

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31, 2018, subject to continued employment through December 31, 2018. These restricted shares will be earned at 50%, 150% or 265% of target upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target.

(4)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s sign-on grants of restricted shares that will vest in two remaining equal installments on August 13, 2017 and August 13, 2018, subject to the NEO’s continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(5)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s 2015 annual grant of time-based restricted shares that will vest based in three equal installments on March 18, 2017, March 18, 2018 and March 18, 2019, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(6)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s sign-on grant of performance-based restricted shares that will vest based on the achievement of performance criteria over the period beginning July 1, 2015 and ending June 30, 2018. These restricted shares are further subject to time-based vesting, such that 50% of the NEO’s earned restricted shares (if any) shall vest on the date that the Compensation Committee determines the achievement of applicable performance and 50% shall vest on July 1, 2019, in each case, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). These restricted shares will be earned at 50%, 100% or 150% of target upon the achievement of threshold, target or maximum performance, and the number of restricted shares reflected in the table above assumes that performance is achieved at target.

(7)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s 2015 annual grant of performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning January 1, 2016 and ending December 31, 2018, subject to continued employment through December 31, 2018. These restricted shares are further subject to service-based vesting, such that 50% of the NEO’s earned restricted shares (if any) shall vest when achievement is determined following the end of the performance period and 50% shall vest on January 1, 2020, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). These restricted shares will be earned at 50%, 100% or 150% of target upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target.

(8)	The market values of restricted shares and RSUs set forth in this table are calculated assuming a per share price per Seritage common share of $42.71, which was the closing market price of a Seritage common share on December 31, 2016, the last day of Seritage’s last completed fiscal year.

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Stock Vested in 2016

The following table provides information about restricted stock and restricted stock units that vested during 2016.

	Stock Awards
	Number of shares acquired on vesting	Value realized on vesting
Name	(#) (1)	($)
Benjamin Schall	24,087	$1,143,410
Brian Dickman	1,041	$49,021
Matthew Fernand	1,458	$68,657
James Bry	416	$19,589
Mary Rottler	833	$39,226

(1)	Number of shares vested rounded down for any fractional share.

Potential Payments Upon Termination or Change in Control

Schall Employment Agreement - Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Schall is entitled to: (1) a prorated annual bonus for the year of termination, calculated based on actual performance through the date of termination and (2) full vesting of Mr. Schall’s sign-on and annual equity awards; provided that performance for any outstanding performance-based equity awards will be based on actual performance through the date of termination.

Termination without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation with good reason, prior to a change in control, Mr. Schall is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (2) salary continuation in an amount equal to two times the sum of base salary and target annual bonus in effect as of the date of termination, payable over 24 months; (3) 18 months of welfare benefits continuation including subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; (5) prorated vesting of any outstanding annual equity awards; and (6) 12 months of outplacement services. Performance for any outstanding performance-based equity awards that vest will be based on actual performance through the date of termination.

Change in Control. Upon a change in control, with respect to any Schall sign-on and annual equity awards that are performance-based as to which the performance period has not yet ended, the Compensation Committee will calculate performance based on actual performance through the date of the change in control. If the successor entity does not assume, convert or replace Mr. Schall’s unvested and outstanding Schall sign-on or annual equity awards with equity traded on the NYSE or NASDAQ, such awards will vest in full. Otherwise, such awards will continue to vest in accordance with their terms (except that the performance conditions will no longer apply).

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If Mr. Schall’s employment is terminated by Seritage without cause or he resigns with good reason, during the 12 months following a change in control, Mr. Schall is entitled to the same benefits as if he had experienced a qualifying termination prior to a change in control, except that (1) the prorated annual bonus is measured based on performance through the date of the change in control; (2) the cash severance multiplier for salary continuation is three and such amount is paid in a lump sum; and (3) all outstanding annual equity awards vest in full.

In the event that payments or benefits owed to Mr. Schall constitute “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”)) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Schall receiving a higher net-after-tax amount than he would have absent such reduction.

Restrictive Covenants. Mr. Schall is subject to a perpetual confidentiality covenant and, during his employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12 month period immediately following his termination of employment, Mr. Schall is also subject to a non-competition covenant which prohibits him from rendering services to certain Seritage competitors specified in the employment agreement.

Forfeiture Provisions. If Mr. Schall violates the non-compete by becoming employed by a specified competitor or, in certain circumstances, Mr. Schall engages in conduct constituting cause under the employment agreement, the COBRA subsidy will terminate and Mr. Schall is required to reimburse Seritage for salary continuation payments (or, following a change in control, for the lump-sum cash severance payment).

Dickman Employment Agreement - Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Dickman is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Dickman is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or resignation by Mr. Dickman with good reason, Mr. Dickman shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Dickman is subject to non-competition and non-solicitation covenants. Mr. Dickman is also subject to a perpetual confidentiality covenant.

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Fernand Employment Agreement - Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Fernand is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Fernand is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Mr. Fernand with good reason, Mr. Fernand shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; and (5) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants. Mr. Fernand is also subject to a perpetual confidentiality covenant.

Bry Employment Agreement - Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Bry is entitled to vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Mr. Bry with good reason, Mr. Bry shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) full vesting of his sign-on equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Bry is subject to non-competition and non-solicitation covenants. Mr. Bry is also subject to a perpetual confidentiality covenant.

Rottler Employment Agreement - Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Rottler is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of her sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall

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be based on performance through the date of termination. In the case of disability, Ms. Rottler is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or resignation by Ms. Rottler with good reason, Ms. Rottler shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During her employment with Seritage and for 12 months thereafter, Ms. Rottler is subject to non-competition and non-solicitation covenants. Ms. Rottler is also subject to a perpetual confidentiality covenant.

Restricted Shares and RSUs (Sign-On and Annual Equity Grants)

Change in Control Vesting. In connection with a change in control of Seritage, the time-based and performance-based restricted shares and RSUs granted to Messrs. Dickman, Fernand and Bry and Ms. Rottler will vest in accordance with the terms and conditions of the 2015 Plan. The 2015 Plan provides that any non-vested award will fully vest in the event of either (1) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (2) the award holder’s termination of employment within twelve (12) months following a change in control on account of a termination by Seritage (or any acquiror) for any reason other than cause (as such term is defined in and determined under the applicable individual agreement) or on account of an award holder’s resignation for good reason (if an individual agreement contains a definition of good reason). The treatment of the Mr. Schall’s sign-on and annual equity awards upon a change in control is described under the heading “Schall Employment Agreement—Termination and Change in Control Provisions —Change in Control.”

Quantification of Potential Termination and Change in Control Payments and Benefits

The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control, assuming the termination event (or change in control event) occurred on December 31, 2016.

Name	Cash Severance	Pro-rata Bonus (2)	COBRA and Other Benefits(3)	Equity Acceleration Value(4)	Total

Termination by the Company without Cause or Resignation for Good Reason

Benjamin Schall(1)	$3,825,000	$1,062,500	$42,902	$6,386,618	$11,317,020
Brian Dickman	$425,000	$318,750	$15,268	$310,431	$1,069,449
Matthew Fernand	$400,000	$300,000	$15,268	$366,679	$1,081,947

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Name	Cash Severance	Pro-rata Bonus (2)	COBRA and Other Benefits(3)	Equity Acceleration Value(4)	Total

James Bry	$350,000	$175,000	-	$113,111	$638,111
Mary Rottler	$350,000	$175,000	$7,902	$246,209	$779,111

Termination by the Company for Cause or Resignation without Good Reason

Benjamin Schall	-	-	-	-	-
Brian Dickman	-	-	-	-	-
Matthew Fernand	-	-	-	-	-
James Bry	-	-	-	-	-
Mary Rottler	-	-	-	-	-

Termination in event of Death or Disability

Benjamin Schall	-	$1,062,500	$22,902	$7,309,624	$8,395,026
Brian Dickman	-	$318,750	$15,268	$515,268	$849,286
Matthew Fernand	-	$300,000	$15,268	$495,237	$810,505
James Bry	-	-	-	$169,360	$169,360
Mary Rottler	-	$175,000	$7,902	$405,346	$588,248

Change in Control(5)

Benjamin Schall	-	-	-	$7,309,624	$7,309,624
Brian Dickman	-	-	-	$515,268	$515,268
Matthew Fernand	-	-	-	$495,237	$495,237
James Bry	-	-	-	$169,360	$169,360
Mary Rottler	-	-	-	$405,346	$405,346

(1)	For Mr. Schall, in the event the termination event occurs within twelve (12) months following a Change in Control, he is entitled to receive cash severance of $5,737,500 in lieu of the cash severance amount stated above.
(2)	The calculation of a “pro-rata” bonus assumes for this purpose, that the executive’s full target bonus was earned as of December 31, 2016.
(3)	In the case of a termination without Cause or resignation for Good Reason (whether or not in connection with a change in control) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2016 rates and, in the case of Mr. Schall, the value of certain outplacement services. In the case of termination as a result of Death and Disability, the amounts shown only apply in the event of disability.
(4)	Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of $42.71, the value of a common share on December 31, 2016. If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2016 and “target” performance achievement, as applicable.
(5)	Assumes the occurrence of a Change in Control in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

Compensation Program Related Risk Assessment

The Compensation Committee reviewed whether any portion of the Company’s compensation program encourages employees to take unnecessary or excessive risks and concluded that the various elements of the compensation programs used by the Company were

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not reasonably likely to encourage employees to take unnecessary or excessive risks that could result in a material adverse risk to the Company.

COMPENSATION OF TRUSTEES

Seritage provides its non-employee trustees an annual cash retainer in the amount of $100,000 for serving as a trustee of Seritage. In addition, all trustees are reimbursed for out-of- pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the directors have been awarded equity compensation by the Company. The following table reflects the portion of the annual cash retainer earned for fiscal year 2016 for non-employee trustees who served on the Board of Trustees during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)
Edward S. Lampert	100,000
David S. Fawer	100,000
Kenneth T. Lombard	100,000
John T. McClain	100,000
Thomas M. Steinberg	100,000

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ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2017. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2017. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, since the Company’s inception:

	January 1, 2016 to December 31, 2016	June 3, 2015 to December 31, 2015
Audit Fees (1)	$938,000	$720,000
Audit-Related Fees	—	—
Tax Fees	320,330	—
Other Fees	—	—
Total	$1,258,330	$720,000
(1)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee shall review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

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All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties (the “Company” or “Seritage Growth Properties”) is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the New York Stock Exchange (“NYSE”) listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Seritage Growth Properties for the fiscal year ended December 31, 2016 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Seritage Growth Properties be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2016.

Audit Committee

John T. McClain, Chairman
David S. Fawer
Kenneth T. Lombard

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ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing the Company’s shareholders with the opportunity to vote, on an advisory basis, and in accordance with Section 14A of the Exchange Act, on our executive compensation programs for the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this Proxy Statement). This proposal is commonly known as a “say-on-pay” proposal.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s compensation system is designed to provide our NEOs with a competitive total compensation package, balanced between fixed and “at risk” compensation and between cash and non-cash components, with the intent of (a) attracting, retaining and motivating key executives, (b) providing appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking utilizing a mixture of fixed and “at-risk” compensation, as well as a mixture of short- and long-term incentive compensation, and (c) rewarding long-term increased Company value and aligning the interests of the management team with the interests of our shareholders.

In 2016, after its establishment in July 2015, the Company’s work concentrated on executing the initial phases of its business plan, including the leasing of space to new retailers, launching its initial set of redevelopment projects, expanding its staff with high caliber professionals and further developing its systems and management capabilities. On reviewing the accomplishments in 2016 of the Company, CEO and the NEO’s, the Compensation Committee determined that performance was above expectations, and the compensation of our NEOs reflects this achievement level accordingly. The Compensation Discussion and Analysis in this Proxy Statement, and the compensation disclosure tables and narrative that follow it, describe the Company’s executive compensation program for our NEOs in detail.

As an “emerging growth company” from July 7, 2015 through December 31, 2016, under the relevant SEC rules, our executive compensation program has not been, and is not yet required to submit a “say on pay” proposal to our shareholders. Nevertheless, as part of this Proxy Statement, we are taking this opportunity to provide our shareholders with our first say on pay vote proposal. As an advisory vote, this proposal is not binding on the Company or the Board. However, we look forward to the feedback we will receive from this first say on pay vote as we consider our compensation programs for our NEOs going forward.

The Board strongly endorses the Company’s executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

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THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

ITEM 4. ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, having ceased being an “emerging growth company” as of December 31, 2016, we are required to ask our shareholders to vote on whether future advisory “say on pay” votes on executive compensation, such as Item 3 of this Proxy Statement, should occur every year, every two years or every three years. This Item 4asks our shareholder’s “say on pay” frequency preference. This vote on Item 4 is non-binding on the Board.

The Company requests that the shareholders vote, on an advisory basis, to hold a shareholder advisory “say on pay” vote on executive compensation at a frequency of every one (1) year. A “say on pay” vote every year provides the most timely feedback and enables our shareholders to give input that can be incorporated into the annual compensation review process.

As an advisory vote, this proposal is not binding upon Board or the Company. However, our Board values the opinions expressed by shareholders in their vote on this proposal, and will carefully consider the outcome of the vote.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE ON ITEM 4 TO HAVE THE COMPANY CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AT THE ANNUAL MEETING OF SHAREHOLDERS EVERY “ONE YEAR.”

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2018 Annual Meeting of Shareholders

Procedures for Submitting Shareholder Proposals

Any proposal of a shareholder intended to be included in our Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than November 15, 2017, unless the date of our 2017 Annual Meeting of Shareholders is more than 30 days before or after April 25, 2017, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals

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must be delivered to the Company at the following address: Seritage Growth Properties, 489 Fifth Avenue, 18th Floor, New York, NY 10017, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2018 Annual Meeting of Shareholders not intended to be included in our Proxy Statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws. Pursuant to Section 12 of Article II of our current Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on November 15, 2017, nor earlier than October 16, 2017. However, in the event that the 2018 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2017 Annual Meeting of Shareholders, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 489 Fifth Avenue, 18th Floor, New York, NY 10017, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trustees and executive officers and the beneficial holders of more than 10% of our Class A Shares to file reports of ownership and changes in ownership with respect to our Class A Shares with the SEC and to furnish copies of these reports to us. Based on a review of the reports filed with the SEC and written representations from our trustees and executive officers that no other reports were required, all Section 16(a) filing requirements were met during 2016.

Solicitation of Proxies

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
General Counsel,
Executive Vice President and Secretary

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SERITAGE

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 24, 2017.

Vote by Internet

- Go to **www.envisionreports.com/srg**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3 and 1 YEAR on proposal 4.

	For	Against	Abstain		For	Against	Abstain
01 - Kenneth T. Lombard	☐	☐	☐	02 - Benjamin Schall	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. The determination, on an advisory basis, of the frequency in which shareholders will participate in any advisory vote on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02IP7F

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
Seritage Growth Properties Shareholders
Tuesday, April 25, 2017, 10:00 a.m. Local Time
Fried, Frank, Harris, Shriver & Jacobson LLP
375 Park Avenue, Suite 3603, New York, NY 10152

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Seritage Growth Properties

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2017 Annual Meeting of Shareholders

Fried, Frank, Harris, Shriver & Jacobson LLP
375 Park Avenue, Suite 3603, New York, NY 10152
Proxy Solicited by Board of Trustees for Annual Meeting – April 25, 2017

Brian Dickman and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on April 25, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.	**Comments** — Please print your comments below.	**Meeting Attendance** Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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